UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (date of earliest event reported) :  December 30, 2005

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification Number)

2929 Allen Parkway

P.O. Box 2521

Houston, Texas 77252-2521

(Address of principal executive offices, including zip code)

(713) 759-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with the resignation of Barry R. Pearl disclosed in Item 5.02 below, Mr. Pearl’s Employment Agreement, dated February 12, 2001, as amended on February 23, 2005 and June 1, 2005 (collectively, the “Employment Agreement”) was terminated effective December 31, 2005.  The Employment Agreement was between Mr. Pearl and EPCO, Inc., an affiliate of Texas Eastern Products Pipeline Company, LLC (the “Company”), that performs all management, operating and administrative services for TEPPCO Partners, L.P. and its subsidiaries.  The terms of the Employment Agreement provide for Mr. Pearl to be paid, in lump sum, three times his base salary plus three times his target bonus.  As contemplated by the terms of the Employment Agreement, the Company will also pay COBRA insurance premiums for up to 36 months on behalf of Mr. Pearl and will make payments and provide benefits in accordance with the Company’s various plans and programs, including incentive, retirement and benefit plans.  These terms have been memorialized in an Agreement and Release, dated December 30, 2005, between Mr. Pearl and the Company.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 30, 2005, TEPPCO Partners, L.P. (the “Registrant”) announced the retirement, effective December 31, 2005, of Barry R. Pearl, from his positions of Director, President and Chief Executive Officer of the Company, the general partner of the Registrant.  Lee W. Marshall, Sr., the current Chairman of the Board of Directors of the Company, has been named acting Chief Executive Officer of the Company effective December 31, 2005.  Mr. Marshall resigned his position as a member of the Audit and Conflicts Committee effective December 31, 2005.

Lee W. Marshall, Sr., age 73, was elected Chairman of the Board in November 2005, upon the resignation of Dr. Ralph S. Cunningham.  Prior to being elected to the Board in March 2005, upon the change in control of the General Partner, Mr. Marshall served as a director of Enterprise Products GP, LLC, the general partner of Enterprise Products Partners L.P. from 1998 until his resignation on March 22, 2005.  Mr. Marshall has been the managing partner and principal owner of Bison Resources, LLC, a privately held oil and gas production company, since 1993.  Previously, he held senior management positions with Union Pacific Resources as senior vice president, refining, manufacturing and marketing; with Wolverine Exploration Company as executive vice president and chief financial officer; and with Tenneco Oil Company as senior vice president, marketing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

By: Texas Eastern Products Pipeline Company, LLC
General Partner

Date: January 6, 2006	/s/ TRACY E. OHMART
Tracy E. Ohmart
Chief Financial Officer